Exhibit 99(a)(l)(C)

NOTICE OF WITHDRAWAL

FOR 2021 INVESTOR WARRANTS

SIDECHANNEL, INC.

Offer to Exchange

Common Stock for Warrants exercisable at a price of $0.36 per Share for Common Stock of SideChannel, Inc.

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON DECEMBER 15, 2023 UNLESS THE OFFER TO EXCHANGE IS EXTENDED.

The undersigned acknowledges receipt of the offer to exchange statement dated November 6, 2023 (the “Offer to Exchange Statement”) of SideChannel, Inc., a Delaware corporation (the “Company”), for the offer to exchange shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for any or all of the Company’s outstanding warrants to purchase an aggregate of 55,549,615 Shares that were issued to certain investors from March 31, 2021 through April 16, 2021 with a five-year term and with an exercise price of $0.36 (collectively, the “2021 Investor Warrants”) of the Company that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Offer to Exchange Statement. All withdrawals of 2021 Investor Warrants previously tendered in the Offer to Exchange (as defined in the Offer to Exchange Statement) must comply with the procedures described in the Offer to Exchange Statement under “Procedure for Tendering Warrants-Withdrawal Rights”.

The undersigned has identified in the table below the 2021 Investor Warrants that it is withdrawing from the Offer to Exchange:

Description of 2021 Investor Warrants Withdrawn

The undersigned elects to withdraw 2021 Investor Warrants to purchase __________ shares of common stock.

Date(s) such 2021 Investor Warrants were tendered: _______________

You may transmit this notice of withdrawal to the Company using the information listed below:

SideChannel, Inc.

146 Main Street, Suite 405

Worcester, MA 01608

Email: accounting@sidechannel.com

Phone: (508) 925-0114

This notice of withdrawal must be signed below by the registered holder(s) of the 2021 Investor Warrants tendered as their names appear on the certificate(s). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Signature:___________________________________________________________________________

Name: ____________________________________________ Capacity: _________________________

Address (including Zip Code): ____________________________________________________________________

Area Code and Telephone Number: ___________________________________

Tax Identification or Social Security Number______________________________________

Date: ______________________________